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Exhibit 12

GTE North Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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
                                                                  Three Months
                                                                      Ended
                                                                     March 31,
                                                                       1997
                                                                    ----------
Net earnings available for fixed charges:
  Income from continuing operations                                   $177,999
  Add - Income taxes                                                   105,376
       - Fixed charges                                                  32,523
                                                                    ----------
Adjusted earnings                                                     $315,898
                                                                    ==========
Fixed charges:
  Interest expense                                                     $30,360
  Portion of rent expense
     representing interest                                               2,163
                                                                    ----------
Adjusted fixed charges                                                 $32,523
                                                                    ==========
RATIO OF EARNINGS TO FIXED CHARGES                                        9.71
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